                                                                    EXHIBIT 3.13
                           ARTICLES OF INCORPORATION

                                      OF

                               PSS SERVICE, INC.



     The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Florida Business Corporation Act.

                                   ARTICLE I
                                     NAME
                                     ----

     The corporate name for the corporation (hereinafter called the "Corporation") is PSS Service, Inc.

                                  ARTICLE II
                               PRINCIPAL OFFICE
                               ----------------

     The street address and the mailing address of the principal office of the Corporation is 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

                                  ARTICLE III
                            BUSINESS AND ACTIVITIES
                            -----------------------

     The purposes for which the Corporation is organized shall include the authority of the Corporation to engage in any lawful business or activity for which corporations may be organized under the laws of the United States and of the State of Florida.

                                  ARTICLE IV
                                 CAPITAL STOCK
                                 -------------

     The total number of shares of stock which the Corporation shall have the authority to issue is 1,000 shares of common stock, $.01 par value per share.

                                   ARTICLE V
                               TERM OF EXISTENCE
                               -----------------

     The effective date upon which the Corporation shall come into existence shall be the date these Articles of Incorporation are filed with the office of the Secretary of State and it shall exist perpetually thereafter unless dissolved according to law.

                                  ARTICLE VI
                      INITIAL REGISTERED OFFICE AND AGENT
                      -----------------------------------

     The name of the initial registered agent of the Corporation is Fred Elefant, and the street address of the initial registered office of the Corporation in the State of Florida is DuPont Center, 1650 Prudential Drive, Suite 105, Jacksonville, Florida 32207.

     The written acceptance of the said initial registered agent, as required by the Florida Business Corporation Act, is set forth following the signature of the incorporator and is made a part of these Articles of Incorporation.

                                  ARTICLE VII
                                   DIRECTORS
                                   ---------

     The initial number of directors of the Corporation shall be one (1).


     The name and street address of the initial member of the Board of Directors, to hold office until the first annual meeting of the shareholders of the Corporation or until his successor is elected or appointed and has qualified, is as follows:

                                 David A. Smith
                           4345 Southpoint Boulevard
                          Jacksonville, Florida 32216


                                 ARTICLE VIII
                                 INCORPORATOR
                                 ------------

     The name and address of the incorporator signing these Articles of Incorporation are: Kimberly A. Knight, Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309.

     The written acceptance of the said initial registered agent, as required by the Florida Business Corporation Act, is set forth following the signature of the incorporator and is made a part of these Articles of Incorporation.

     THE UNDERSIGNED, being the incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act, does make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of this 20th day of March, 1997.



                                        /s/ Kimberly A. Knight
                                        ------------------------------
                                        Kimberly A. Knight

                                      -2-
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                    ACCEPTANCE OF INITIAL REGISTERED AGENT


          Having been named as registered agent and to receive service of process for the above stated corporation at the place designated in these provisions, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.



Dated:  3-20, 1997
                                        /s/ Fred Elefant
                                        ----------------------------
                                        Fred Elefant